UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2011

COWEN GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34516	27-0423711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

599 Lexington Avenue

New York, NY 10022

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 845-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On June 28, 2011, Cowen Group, Inc. (the “Company”) announced that it had completed the transactions (the “Transactions”) contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 16, 2011, by and among the Company, Louisiana Merger Sub, Inc. (“Merger Sub”), a subsidiary of the Company, and LaBranche & Co Inc. (“LaBranche”).

Item 2.01.  Completion of Acquisition or Disposition of Assets

As previously disclosed, on February 16, 2011 the Company entered into the Merger Agreement.  Pursuant to General Instruction B.3 of Form 8-K, the following are incorporated by reference in this Item 2.01 from the Registration Statement on Form S-4 (Registration No. 333-173223) filed by the Company with the Securities and Exchange Commission on May 4, 2011 (the “Registration Statement”):

•                  the description of the Merger Agreement and the Transactions, contained under the caption “The Merger Agreement”; and

•                  the information under the captions “Description of Cowen Capital Stock” and “The Merger - Interests of LaBranche Directors and Executive Officers in the Merger.”

At the special meeting of stockholders of LaBranche, held on June 15, 2011 (the “LaBranche Special Meeting”), stockholders of LaBranche voted to approve and adopt the Merger Agreement and approve the merger of LaBranche with Merger Sub.  At the special meeting of stockholders of Cowen, held on June 15, 2011 (the “Cowen Special Meeting”), stockholders of Cowen voted to approve the issuance of shares of Cowen’s Class A common stock to LaBranche stockholders pursuant to the Merger Agreement.  Following the special meetings on June 15, 2011, the Transactions were consummated on June 28, 2011.  At the closing, (i) Merger Sub merged with and into LaBranche, with LaBranche being the surviving corporation and a direct wholly-owned subsidiary of the Company; and (ii) immediately following the merger described in clause (i) above, LaBranche, as the surviving corporation, merged with and into Louisiana Merger Sub, LLC (n/k/a Cowen Structured Holdings LLC), a wholly owned subsidiary of the Company.  Following the consummation of the Transactions, LaBranche (n/k/a Cowen Structured Holdings LLC) is a wholly owned subsidiary of the Company.

Item 3.03.  Material Modification to Rights of Security Holders

To the extent required by Item 3.03 of Form 8-K, the information contained in Items 2.01 and 5.03 of this Current Report is incorporated by reference in this Item 3.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 28, 2011, pursuant to the Merger Agreement, the Board of Directors of the Company appointed each of George M.L. LaBranche, IV and Katherine Elizabeth Dietze, who were directors of LaBranche, to the Board of

Directors, effective upon the closing of the Transactions.  As contemplated by the Merger Agreement, the members of the management of LaBranche identified in the Registration Statement under the caption “The Merger — Board of Directors and Management Following the Merger”, which section is incorporated by reference in this Item 5.02, joined the management of the Company on June 28, 2011, effective upon the closing of the Transactions.

Item 8.01.  Other Events.

Termination of Credit Agreement

On June 27, 2011, the Company repaid the outstanding principal under its Secured Revolving Credit Agreement, dated as of November 2, 2009, with Unicredit Bank AG, New York Branch (as successor to Bayerische Hypo-und Vereinsbank AG, New York Branch), as administrative agent, issuer of the letter of credit and provider of fronting loans and the several banks and financial institutions from time to time party thereto (the “Credit Agreement”), as amended, and terminated the commitments thereunder. On May 26, 2011, the Company had entered into a Consent, Waiver and Amendment No. 1 (the “Amendment”) to the Credit Agreement.  The Amendment, among other things, changed the stated maturity date of the facility from September 29, 2011 to the date that is 30 calendar days after the date that the Company or any of its Affiliates acquires ownership of all of the shares of Bell Re S.A.

Employment Agreements

George M.L. LaBranche, IV, who was the Chief Executive Officer of LaBranche, and William “Chip” Burke, III, who was the Chief Operating Officer of LaBranche, were each appointed to the position of Senior Managing Director of the Company, effective upon the closing of the Transactions.

Pursuant to General Instruction B.3 of Form 8-K, the following is incorporated by reference in this Item 8.01 from the Registration Statement:

•                  the description of the employment agreements by and between the Company and each of Messrs. LaBranche and Burke, contained under the caption “The Merger — Interests of LaBranche Directors and Executive Officers in the Merger - Employment Agreements.”

Press Release

On June 29, 2011, the Company issued a press release announcing the consummation of the Transactions, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(a) Financial statements of business acquired.

The Company intends to file the unaudited consolidated financial statements of Cowen Structured Holdings LLC as required by this Item 9.01(a) under cover of Form 8-K/A no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information.

The Company intends to file pro forma financial information as required by this Item 9.01(b) under cover of Form 8-K/A no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit
Number	Description

99.1	Joint Press Release of the Company and LaBranche, dated June 29, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COWEN GROUP, INC.

Dated: June 29, 2011	By:	/s/ Owen Littman
Name: Owen Littman
Title: General Counsel